Exhibit 10.6

AMENDMENT NO. 1 TO FINANCING AGREEMENT

AMENDMENT NO. 1 TO FINANCING AGREEMENT (this “Amendment”), dated as of September 8, 2016, to the Financing Agreement, dated as of October 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Ultimate Parent” or the “Buyer”), as the initial borrower, and immediately upon consummation of the Funko Acquisition (as defined in the Financing Agreement), Funko Holdings LLC, a Delaware limited liability company (“Parent” or “Funko Holdings”) and Funko, LLC, a Washington limited liability company (“Funko”, and Funko, together with the Ultimate Parent, the Parent and each other Person that executes a Joinder Agreement (as defined in the Financing Agreement) and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a Joinder Agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined in the Financing Agreement), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and PNC Bank, National Association (“PNC”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers have requested that the Lenders make certain changes to the Financing Agreement and the Lenders are willing to make such modifications, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2. Amendments to Definitions.

(a) New Definitions. The following new definitions are hereby added to Section 1.01, in alphabetical order:

“‘Amendment No. 1’ means Amendment No. 1 to Financing Agreement, dated as of September 8, 2016, by and among the Agents, the Lenders and the Loan Parties.”

“‘Amendment No. 1 Effective Date’ means the “Amendment Effective Date” as defined in Amendment No. 1.”

“‘First Amendment Term Loan’ has the meaning specified therefor in Section 2.01(a)(ii) (as amended by Amendment No. 1).”

“‘First Amendment Term Loan Commitment’ means, with respect to each Lender, the commitment of such Lender to make the First Amendment Term Loan to the Borrowers in the amount set forth in Schedule 1.01(A) hereto (as amended by Amendment No. 1), as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.”

“‘Initial Term Loan’ has the meaning specified therefor in Section 2.01(a)(ii) (as amended by Amendment No. 1).”

“‘Initial Term Loan Commitment’ with respect to each Lender, the original commitment of such Lender to make the Initial Term Loan to the Borrowers on the Effective Date in the amount set forth in Schedule 1.01(A) hereto (as in effect on the Effective Date), as such commitments were reduced on the Effective Date in accordance with the terms of this Agreement.”

(b) Existing Definitions. The following existing definitions set forth in Section 1.01 of the Financing Agreement are hereby amended and restated in their entirety, to read as follows:

“‘Borrowing Base’ means, at any time, an amount equal to (1) the lesser of (A) the then-existing Maximum Revolving Loan Amount and (B) the sum of (i) the lesser of (x) seventy percent (70%) of the Book Value of Eligible Inventory of the Borrowers at such time and (y) eighty-five percent (85%) times the most recently determined Net Liquidation Percentage times the Book Value of the Eligible Inventory of the Borrowers at such time, plus (ii) the lesser of (x) ten percent (10%) of the then-existing Maximum Revolving Loan Amount, (y) seventy percent (70%) of the Book Value of Eligible In-Transit Inventory of the Borrowers at such time, and (z) eighty-five percent (85%) times the most recently determined Net Liquidation Percentage times the Book Value of Eligible In-Transit Inventory of the Borrowers at such time, plus (iii) eighty-five percent (85%) of the Net Amount of Eligible Domestic Accounts Receivable of the Borrowers at such time, plus (iv) the lesser of (x) twenty percent (20%) of the then-existing Maximum Revolving Loan Amount and (y) eighty-five percent (85%) of the Net Amount of Eligible Foreign Accounts Receivable of the Borrower at such time, plus (v) the lesser of (x) thirty percent (30%) of the then existing Maximum Revolving Loan Amount, (y) seventy percent (70%) of the Book Value of Eligible Special Inventory of the Borrowers at such time, and (z) eighty-five percent (85%) times the most recently determined Net Liquidation Percentage times the Book Value of the Eligible Special Inventory of the Borrowers at such time, minus (2) the aggregate amount of Reserves established by the Administrative Agent at such time.”

“‘Consolidated EBITDA’ means, with respect to any Person for any period, (a) Consolidated Net Income plus (b) without duplication, the sum of the following amounts to the extent deducted in determining Consolidated Net Income of such Person and its Subsidiaries for such period: (i) Consolidated Net Interest Expense, (ii) income tax expense minus any income tax benefit recorded (but only to the extent such result is a positive number), (iii) depreciation expense, (iv) amortization expense, (v) Permitted Management Fees paid or accrued by such Person or its Subsidiaries to any of its Affiliates during such period, (vi) fees and expenses for third party professionals, agents and advisors and other transaction costs and expenses incurred in connection with the closing of the Acquisition, the Loan Documents and Permitted Acquisitions (whether or not consummated) after the Effective Date (including (A) in connection with the closing of the Acquisition, fees payable to the Permitted Holders and their Affiliates in an aggregate amount not to exceed $11,700,000, and consent fees payable to third party licensors and lessors in an aggregate amount not to exceed $8,500,000; provided that the amount of such fees and expenses are actually incurred within 180 days of the Effective Date and (B) any other Permitted Acquisitions (whether or not consummated) and any initial public offering (whether or not consummated) after the Effective Date to the extent the aggregate amount of such fees and expenses under this subclause (B) does not exceed $2,000,000 in any Fiscal Year), (vii) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and similar arrangements, (viii) all other non-cash, non-recurring charges (other than any such non-cash expenses or charges that represent an accrual or reserve for future cash expenses or charges or a write-down or write-off of current assets (other than as a result of the application of purchase accounting)), including, without limitation, non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuation, non-cash charges in respect of earnouts, non-cash mark-to-market expenses relating to any Hedging Agreement permitted hereunder, non-cash stock or equity compensation and non-cash charges associated with any write-off of deferred amortization costs, (ix) non-recurring cash charges resulting from severance, consulting, advisory and other similar transition expenses, stay or sign-on bonuses, retirement of debt, restructuring, consolidation, transition integration and other similar adjustments made as a result of Permitted Acquisitions and other Permitted Investments (including facility start-up costs and pursuit and broken deal costs in respect of acquisitions and investments); provided, that the amounts added back pursuant to this clause (ix) and clause (x) shall not in the aggregate exceed 15% of Consolidated EBITDA (calculated prior to giving effect to such clauses), (x) pro forma cost savings and synergies (net of actual amounts realized) in connection with any Permitted Acquisition or other Permitted Investments that are identifiable, factually supported and validated by an independent third party financial analysis and expected to occur within the next twelve (12) months based on specifically identifiable actions which have been taken or will be taken; provided, that the amounts added back pursuant to this clause (x) and clause (ix) shall not in the aggregate exceed 15% of Consolidated EBITDA (calculated prior to giving effect to such clauses), (xi) any charges associated with the Funko Earnout, (xii) to the extent not included in Consolidated Net Income, cash proceeds of business interruption insurance received during such period and the proceeds of any indemnification payments received from third parties for items to the extent such items reduced Consolidated Net Income, (xiii) Pro Forma EBITDA from Permitted Acquisitions supported by a quality of earnings report or a certified analysis of the CFO of the Borrower, in either case the results of which shall be reasonably satisfactory to the Collateral Agent, (xiv) expenses in respect of compensation (including payroll taxes) paid to any member of management in lieu of not exercising options in respect of equity in the Borrower (or any direct or indirect parent of the Borrower) to the extent such compensation is limited to such member’s pro rata share of the distribution to be funded with the proceeds of the First Amendment Term Loan, (xv) non-cash expenses due to a step-up of inventory value required as a result of the Acquisition and any Permitted Acquisition and (xvi) fees in connection with obtaining and the maintenance of ratings by Standard & Poor’s and Moody’s. Notwithstanding the foregoing, for purposes of calculating the Senior Leverage Ratio only, (x) for the fiscal quarter ended June 30, 2015, Consolidated EBITDA shall be equal to $16,242,000, and (y) for the fiscal quarter ended September 30, 2015, Consolidated EBITDA shall be equal to $24,019,000.”

‘“Eligible Special Inventory’ means any Inventory of the Borrower that does not constitute Eligible Inventory or Eligible In-Transit Inventory solely as a result of restrictions or requirements contained in any license or similar agreement relating to such Inventory where the effect of such restrictions or requirements is to cause the requirements of clauses (a), (c) or (g) of the definition of Eligible Inventory to not be satisfied.”

“‘Excess Cash Flow’ means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, plus (b) proceeds from any Extraordinary Receipts received during such period to the extent not included in the calculation of Consolidated EBITDA, plus (c) the decrease, if any, in Consolidated Adjusted Working Capital during such period, less (d) the increase, if any, in Consolidated Adjusted Working Capital during such period, less (e) the sum of (i) all scheduled cash principal payments, including any make-whole, prepayment premiums or call premiums not otherwise included pursuant to clause (ii) below, of such Person or any of its Subsidiaries during such period (but, in the case of a revolving credit facility, only to the extent that the commitment thereunder is permanently reduced by the amount of such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (iv) all loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) income taxes and tax distributions paid in cash by such Person and its Subsidiaries for such period, (vi) Permitted Management Fees described in clause (v) of the definition of Consolidated EBITDA that are paid in cash during such period to the extent such payments are permitted, (vii) (A) amounts added back to Consolidated EBITDA for such period pursuant to clauses (vi), (ix), (x), (xi), (xiii) and (xvi) of the definition of “Consolidated EBITDA” and (B) any portion of Pro Forma EBITDA added back to Consolidated EBITDA for such period pursuant to clause (xiii) of the definition of “Consolidated EBITDA” that is attributable to periods prior to the consummation of the corresponding Permitted Acquisition and (viii) cash payments during such period that were paid in respect of Permitted Acquisitions, the Funko Earnout, the Funko Earnout Preferred Equity or Permitted Investments pursuant to clause (p) of the definition thereof, in each case, to the extent not financed through the incurrence of Indebtedness (other than Indebtedness constituting a Revolver Credit Extension) or through an Equity Issuance.”

‘“LIBOR Rate’ means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100% of 1%) by dividing (i) applicable LIBOR for such Interest Period by (ii) 1.00 minus the Reserve Percentage; provided that such LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage; provided, further, that from and after the Amendment No. 1 Effective Date, the LIBOR Rate with respect to Revolving Loans shall be the Daily LIBOR Rate.”

“‘Term Loan’ has the meaning specified therefor in Section 2.01(a)(ii).”

“‘Total Term Loan Commitment’ means, collectively, the sum of the amounts of the Lenders’ Term Loan Commitments and First Amendment Term Loan Commitments.”

(c) All references to, and the defined terms, “Permitted Special Activated Amount” and “Permitted Special Inventory Amount” are hereby deleted.

3. Commitments. Section 2.01(a)(ii) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(ii) On the Effective Date, the Lenders with Initial Term Loan Commitments made term loans (collectively, the “Initial Term Loan”) to the Borrowers in an aggregate amount equal to $175,000,000. As of the date of Amendment No. 1 Effective Date, the aggregate outstanding principal balance of the Initial Term Loan is $171,700,000.

Subject to the terms and conditions of this Agreement, on the Amendment No. 1 Effective Date each Lender with a First Amendment Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “First Amendment Term Loan”, and together with the Initial Term Loan, the “Term Loan”) to the Borrowers in an amount equal to such Lender’s Pro Rata Share of the First Amendment Term Loan Commitment, which, for the sake of clarity, shall be an amount equal to $50,000,000 in the aggregate, such that, after giving effect to the making of such First Amendment Term Loan, the aggregate outstanding principal balance of the Term Loan is equal to $221,700,000 on the Amendment No. 1 Effective Date.”

4. Commitments.

(a) Section 2.01(b)(iii) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(iii) The aggregate principal amount of the First Amendment Term Loan made on the Amendment No. 1 Effective Date shall not exceed the First Amendment Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.”

(b) Section 2.01(c) of the Financing Agreement is hereby deleted.

5. Making the Loans. Section 2.02(a) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(a) An Authorized Officer on behalf of the Administrative Borrower, as applicable, shall (I) give the Administrative Agent prior telephonic notice immediately confirmed in writing in substantially the form of Exhibit C hereto (a “Notice of Borrowing”), not later than (i) 12:00 noon (New York City time) on the date which is three (3) applicable Business Days prior to the date of a proposed LIBOR Rate Loan or (ii) 12:00 noon (New York City time) on the date of a proposed Reference Rate Loan on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan (which shall be denominated in Dollars), (ii) in the case of Loans requested on the Effective Date, whether such Loan is requested to be a Revolving Loan or the Term Loan, (iii) whether the Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of any such LIBOR Rate Loan, the initial Interest Period with respect thereto, (iv) the use of the proceeds of such proposed Loan, (v) the proposed borrowing date, which must be an applicable Business Day, and, with respect to the Term Loan, must be the Effective Date or the Amendment No. 1 Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from any Authorized Officer of Administrative Borrower designated in writing to the Administrative Agent. Each Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.”

6. Amendment to Section 2.03(b) (Amortization). Section 2.03(b) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(b) The outstanding principal amount of the Term Loan shall be repayable in consecutive quarterly installments equal to $2,150,000 per quarter, with each such installment to be due and payable on the last day of each quarter commencing on March 31, 2016 until the Final Maturity. The outstanding unpaid principal amount of the Term Loan and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the termination of the Total Revolving Credit Commitment, (ii) the date of the acceleration of the Term Loans in accordance with the terms hereof and (iii) the Final Maturity Date.”

7. Amendment to Section 2.04(a). Section 2.04(a) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(a) Revolving Loans. Prior to the Amendment No. 1 Effective Date, subject to the terms of this Agreement, at the option of the Administrative Borrower, each Revolving Loan, shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each such Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Reference Rate plus 2.00%. Each such Revolving Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the applicable LIBOR Rate for the Interest Period in effect for such Loan plus 2.50%. From and after the Amendment No. 1 Effective Date, each Revolving Loan shall only be a LIBOR Rate Loan and all Revolving Loans shall bear interest on the principal amount of Revolving Loans from time to time outstanding at a rate per annum equal to the LIBOR Rate plus 2.50%.”

8. LIBOR Option. Section 2.07(a) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(a) In lieu of having interest charged at the rate based upon the Reference Rate, the Borrowers shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate. Each Interest Period of a LIBOR Rate Loan made to Borrowers shall commence on the date such LIBOR Rate Loan is made and shall end on such date as the Borrower may elect as set forth in subsection 2.02(a) above; provided that no Interest Period shall end after the last day of the Final Maturity Date; provided, further, from and after the Amendment No. 1 Effective Date, notwithstanding anything in this Agreement to the contrary, all Revolving Loans shall have interest charged based upon the LIBOR Rate.”

9. Use of Proceeds. Section 6.01(t) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(t) Use of Proceeds. The proceeds of the Loans (other than the First Amendment Term Loan) shall be used to (a) finance a portion of the Purchase Price for the Funko Acquisition, (b) pay fees and expenses in connection with the transactions contemplated hereby, (c) refinance certain Indebtedness of the Borrowers, (d) fund working capital and other general corporate purposes of the Borrowers and (e) to fund the working capital adjustment in connection with the Acquisition, if any. The proceeds of the First Amendment Term Loan shall be used to fund a distribution to be paid by the Ultimate Parent to its direct and indirect investors in an aggregate amount not to exceed $50,000,000. The Letters of Credit will be used for working capital and other general corporate purposes.”

10. Restricted Payments. Section 7.02(h) of the Financing Agreement is hereby amended by:

(a) restating subclause (A)(III) in its entirety, to read as follows:

“(III) the Loan Parties may make tax distributions to or on behalf of the Ultimate Parent in amounts sufficient to enable Ultimate Parent to make all tax distributions required pursuant to the Funko LLC Agreement (it being understood that, if an Event of Default has occurred and is continuing, to the extent any such tax distributions made in accordance with Funko LLC Agreement results in distributions to (or for the account of) the Permitted Holders in excess of amounts required to be paid by the Permitted Holders in relation to the tax liabilities of its direct and indirect investors, the Permitted Holders shall cause such excess amount to be held by ACON Funko Investors, L.L.C. or a newly formed subsidiary that shall be a Guarantor (with recourse limited to the deposit account holding any such excess amount) in a controlled deposit account pledged to the Collateral Agent, and such excess amounts may be used to make equity contributions to the Borrower or to fund tax distributions to the Permitted Holders that would otherwise be permitted to be distributed by the Borrower to the extent such distributions are not duplicative of future permitted tax distributions made by the Loan Parties to their equity holders),” and

(b) (i) deleting the “and” immediately after subclause (F) thereof and substituting “,” therefor, and (ii) immediately inserting a new subclause (H), immediately following subclause (G), to read as follows:

“, and (H) the Loan Parties may make distributions to the Ultimate Parent solely to enable the Ultimate Parent to, and the Ultimate Parent may, pay a distribution in an amount not to exceed $50,000,000 on the Amendment No. 1 Effective Date or within five (5) Business Days thereof”

11. Commitment Schedule. Schedule 1.01(A) to the Financing Agreement is hereby replaced by Schedule 1.01(A) attached as Annex I to this Amendment.

12. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction in full or waiver by all Lenders of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Amendment Effective Date”):

(a) Amendment. Each Agent shall have received this Amendment fully executed by the Loan Parties and the Lenders.

(b) Proceedings; Receipt of Documents. All proceedings in connection with this Amendment, and all documents incidental hereto and thereto, shall be satisfactory to the Lenders, and each Agent shall have received all such information or certified or other copies of such documents as any Lender may reasonably request.

(c) Amendment/Commitment Fees. The Administrative Agent shall have received, (i) on behalf of the Lenders holding Initial Term Loans on the Amendment No. 1 Effective Date, an amendment fee in an aggregate amount equal to $858,500, and (ii) on behalf of the Lenders providing First Amendment Term Loan Commitments on the Amendment No. 1 Effective Date, a commitment fee in an aggregate amount equal to $1,500,000, in each case, by wire transfer in immediately available funds.

(d) Notice of Borrowing. The Administrative Agent shall have received an executed Notice of Borrowing in connection with the First Amendment Term Loan.

(e) Representations and Warranties; No Default. (i) All representations and warranties contained in the Financing Agreement, in Section 13 hereof and in the other Loan Documents in effect on the Amendment Effective Date shall be true and correct in all material respects (except that any representation and warranty that is qualified as to materiality or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment or the other Loan Documents becoming effective in accordance with its or their respective terms.

(f) Legality. The making of the First Amendment Term Loans shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

(g) Opinion. The Agents shall have received an opinions of (i) Hogan Lovells, counsel to the Loan Parties, (ii) Richards Layton & Finger, Delaware counsel to the Loan Parties, and (iii) Karr Tuttle Campbell, Washington counsel to the Loan Parties, in each case, as to such customary matters as the Agents may reasonably request.

(h) Solvency Certificate. The Collateral Agent shall have received a certificate of the chief financial officer of Funko Holdings certifying as to the solvency of the Borrowers (taken as a whole), which certificate shall be reasonably satisfactory in form and substance to the Collateral Agent.

(i) Good Standings. The Agents shall have received a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Amendment Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions.

(j) Governing Documents. The Agents shall have received a copy of the Governing Documents of each Loan Party, together with all amendments thereto, certified as of the Amendment Effective Date by an Authorized Officer of such Loan Party; provided, that, if such Governing Documents have not been amended, supplemented or otherwise modified since the Effective Date, such certificate may include a certification by such Authorized Officer that no such changes have been made to such Governing Documents, in lieu attaching copies of such documents.

(k) Incumbency. The Agents shall have received a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign this Amendment and each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers/directors/representatives.

(l) Resolutions. The Agents shall have received a copy of the resolutions of each Loan Party, certified as of the Amendment Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith.

(m) Closing Certificate. The Agents shall have received a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subclause (e) above.

(n) Expenses. The Agents shall have received payment of all fees and expenses which are due and payable as of the Amendment Effective Date, pursuant to Section 12.04 of the Financing Agreement.

(o) Flow of Funds Agreement. The Agents shall have received a Flow of Funds Agreement with respect to the First Amendment Term Loan, duly executed by the Borrowers, the Lenders and the Agents.

13. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or immediately prior to the Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution and delivery by each Loan Party of this Amendment and each other Loan Document to which it is or will be a party, and the performance by it of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any Requirement of Law in any material respect or any of its Governing Documents or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Enforceability of Loan Documents. This Amendment, the Financing Agreement as amended by this Amendment, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.

(e) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

(f) Continued Effectiveness of Financing Agreement. Each Loan Party hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date each reference in the Financing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Financing Agreement, and each reference in any other Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as amended by this Amendment, and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent or any Lender, or to grant to the Collateral Agent or any Lender a Lien on any collateral as security for the Obligations of such Loan Party from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

(g) Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Collateral Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

14. No Other Waivers. Except as expressly provided in this Amendment, all of the terms and conditions of the Financing Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall (a) be construed to imply a willingness on the part of the Agents or the Lenders to grant any similar or other future waiver or amendment of any of the terms and conditions of the Financing Agreement or the other Loan Documents or (b) in any way prejudice, impair or effect any rights or remedies of the Agents or the Lenders under the Financing Agreement or the other Loan Documents.

15. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement, as and when provided in Section 9.01 of the Financing Agreement, if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, except as expressly provided herein.

(e) Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waiver and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

(f) This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(g) The Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Lenders in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

(h) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE REVISIONS CONTEMPLATED HEREIN.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

FUNKO ACQUISITION HOLDINGS, L.L.C.

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

FUNKO HOLDINGS LLC

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

FUNKO, LLC

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

AMENDMENT NO 1. TO

FINANCING AGREEMENT

COLLATERAL AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Chief Executive Officer

AMENDMENT NO 1. TO

FINANCING AGREEMENT

ADMINISTRATIVE AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Brandon Schmoyer
Name: Brandon Schmoyer
Title: Assistant Vice President

AMENDMENT NO 1.

TO FINANCING AGREEMENT

LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Vice President

CERBERUS AUS LEVERED HOLDINGS LP
By:	CAL I GP Holdings LLC, its General Partner

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Senior Managing Director

CERBERUS AUS LEVERED II LP
By:	CAL II GP LLC, its General Partner

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Vice President

CERBERUS ICQ LEVERED LLC

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Vice President

CERBERUS KRS LEVERED LLC

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Vice President

CERBERUS LOAN FUNDING XV L.P.
By:	Cerberus ICQ GP, LLC, its General Partner

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Senior Managing Director

AMENDMENT NO 1. TO

FINANCING AGREEMENT

CERBERUS N-1 FUNDING LLC

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Vice President

CERBERUS PSERS LEVERED LLC

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Vice President

CERBERUS SWC LEVERED LP
By:	Cerberus SL GP LLC, its General Partner

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Vice President

CERBERUS LEVERED LOAN OPPORTUNITIES FUND III, L.P.
By:	Cerberus Levered Opportunities III GP, LLC, its
General Partner

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Senior Managing Director

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.
By:	Cerberus NJ Credit Opportunities GP, LLC, its General Partner

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Senior Managing Director

AMENDMENT NO 1. TO

FINANCING AGREEMENT

CERBERUS ASRS HOLDINGS LLC

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Vice President

CERBERUS ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus ICQ Levered Opportunities GP, LLC, its General Partner

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Senior Managing Director

CERBERUS KRS LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus KRS Levered Opportunities GP, LLC, its General Partner

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Senior Managing Director

CERBERUS PSERS LEVERED LOAN OPPORTUNITIES FUND, L.P.

By:	Cerberus PSERS Levered Opportunities GP, LLC, its General Partner

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: Senior Managing Director

AMENDMENT NO 1. TO

FINANCING AGREEMENT

FORTRESS CREDIT OPPORTUNITIES III CLO LP

By:	FCO III CLO GP LLC, its General Partner

By:	/s/ Jason Meyer
Name: Jason Meyer
Title: Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES V CLO LIMITED

By:	FCO V CLO CM LLC, its Collateral Manager

By:	/s/ Jason Meyer
Name: Jason Meyer
Title: Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES VII CLO LIMITED

By:	FCO VII CLO CM LLC, its Collateral Manager

By:	/s/ Jason Meyer
Name: Jason Meyer
Title: Chief Administrative Officer

FORTRESS CREDIT OPPORTUNITIES VI CLO LIMITED

By:	FCO VI CLO CM LLC, its Collateral Manager

By:	/s/ Jason Meyer
Name: Jason Meyer
Title: Chief Administrative Officer

FORTRESS CREDIT FUNDING V LP

By:	Fortress Credit Funding V GP LLC, its General Partner

By:	/s/ Jason Meyer
Name: Jason Meyer
Title: Authorized Signatory

AMENDMENT NO 1. TO

FINANCING AGREEMENT

ANNEX I

SCHEDULE 1.01(A)

LENDERS AND LENDERS’ COMMITMENTS

Lender	Revolving Loan Commitment	Initial Term Loan Amount as of the Amendment No. 1 Effective Date	First Amendment Term Loan Commitment	Total
PNC Bank, National Association	$50,000,000.00	$0	$0	$50,000,000.00
Cerberus ASRS Funding LLC	$0	$51,886,068.22	$0	$51,886,068.22
Cerberus AUS Levered Holdings LP	$0	$5,099,026.01	$0	$5,099,026.01
Cerberus AUS Levered II LP	$0	$2,694,272.09	$0	$2,694,272.09
Cerberus ICQ Levered LLC	$0	$9,322,984.10	$0	$9,322,984.10
Cerberus KRS Levered LLC	$0	$5,150,466.45	$0	$5,150,466.45
Cerberus Loan Funding XV L.P.	$0	$7,527,259.81	$0	$7,527,259.81
Cerberus N-1 Funding LLC	$0	$17,018,550.41	$0	$17,018,550.41
Cerberus PSERS Levered LLC	$0	$22,195,192.50	$0	$22,195,192.50
Cerberus SWC Levered, L.P.	$0	$11,560,466.13	$0	$11,560,466.13
Cerberus Levered Loan Opportunities Fund III, L.P.	$0	$0	$9,158,902.43	$9,158,902.43
Cerberus NJ Credit Opportunities Fund, L.P.	$0	$0	$2,040,800.06	$2,040,800.06
Cerberus ASRS Holdings LLC	$0	$0	$6,904,511.10	$6,904,511.10
Cerberus ICQ Levered Loan Opportunities Fund, L.P.	$0	$0	$7,193,073.07	$7,193,073.07
Cerberus KRS Levered Loan Opportunities Fund, L.P.	$0	$0	$836,037.34	$836,037.34

Cerberus PSERS Levered Loan Opportunities Fund, L.P.	$0	$0	$3,866,676.00	$3,866,676.00
Fortress Credit Opportunities III CLO LP	$0	$10,745,877.29	$5,000,000.00	$15,745,877.29
Fortress Credit Opportunities V CLO Limited	$0	$9,811,428.58	$9,000,000.00	$18,811,428.58
Fortress Credit Opportunities VII CLO Limited	$0	$9,811,428.58	$6,000,000.00	$15,811,428.58
Fortress Credit Opportunities VI CLO Limited	$0	$4,952,408.43	$0	$4,952,408.43
Fortress Credit Funding V LP	$0	$3,924,571.40	$0	$3,924,571.40

Totals	$50,000,000.00	$171,700,000.00	$50,000,000	$271,700,000.00

AMENDMENT NO 1. TO

FINANCING AGREEMENT